EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                            Subsidiary or           Percent of        State of
    Parent                  Organization            Ownership      Incorporation

Peekskill Financial      First Federal Savings         100%           Federal
    Corporation                Bank